                                   Exhibit 21

                HUNGARIAN TELEPHONE AND CABLE CORP. SUBSIDIARIES

                                                            Jurisdiction of
Subsidiary                              Ownership %          Incorporation
----------                              -----------          -------------

Hungarotel Tavkozlesi Rt.                 99.9%                Hungary

Pilistav  Rt.                              100%                Hungary